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                                                                    EXHIBIT 23.5

                     CONSENT OF DONALDSON, LUFKIN & JENRETTE
                             SECURITIES CORPORATION

     We hereby consent to (i) the inclusion of our opinion letter, dated July 29, 1999, to the Board of Directors of Richfood Holdings, Inc. (the "Company") as Annex B to the Proxy Statement/Prospectus of SUPERVALU INC. and the Company relating to the merger of the Company with and into a wholly owned subsidiary of SUPERVALU INC., and (ii) all references to Donaldson, Lufkin & Jenrette Securities Corporation in the sections captioned "Summary -- Opinion of Richfood's Financial Advisor" and "The Merger -- Background of the Merger," "--Reasons of Richfood for the Merger" and "--Opinion of Richfood's Financial Advisor" of the Proxy Statement/Prospectus of SUPERVALU INC. and the Company which forms a part of this Registration Statement on Form S-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                       DONALDSON, LUFKIN & JENRETTE
                                       SECURITIES CORPORATION

                                       By:    /s/ Mark W. Lanigan
                                          ---------------------------------
                                          Mark W. Lanigan
                                          Managing Director


Los Angeles, California
July 29, 1999